Exhibit 10.1

AMENDMENT NO. 2 TO FIVE-YEAR CREDIT AGREEMENT

AMENDMENT NO. 2 dated as of October 21, 2010 to the Five-Year Credit Agreement dated as of October 9, 2007 (as amended, the “Agreement”) among GENERAL MILLS, INC., a Delaware corporation (the “Company”), the several financial institutions from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Agent”).

W I T N E S S E T H :

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1 . Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement has the meaning assigned to such term in the Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall, on and as of the Amendment Effective Date, refer to the Agreement as amended hereby.

SECTION 2 . Amendments. (a) (i) Section 1.01 of the Agreement is amended by deleting the definition “Assignment and Acceptance” and adding the following new definitions in appropriate alphabetical order:

“Assignment and Assumption Agreement” has the meaning specified in subsection 10.08(a).

“Bank Party” has the meaning specified in Section 10.20.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of an Insolvency Proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Defaulting Bank” means any Bank that (a) has failed to (i) fund any portion of its Loans within two Business Days of the date required to be funded, or (ii) pay over to the Administrative Agent or any Bank any other amount required to be paid by it hereunder within two Business Days of the date required to be paid, unless in each case such Lender notifies the Administrative Agent in writing that such failure is the result of such Bank’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Bank’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Bank that it will comply with its obligations to fund prospective Loans under this Agreement, provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance satisfactory to it, or (d) has become (or has a Parent that has become) the subject of a Bankruptcy Event.

“Parent” means, with respect to any Bank, any Person controlling such Bank.

(ii) The definition “Ratio of Earnings to Fixed Charges” in Section 1.01 of the Agreement is amended in its entirety to read as follows:

“Ratio of Earnings to Fixed Charges” means the Ratio of Earnings to Fixed Charges as reported by the Company in its most recent Form 10-K Annual Report filed with the Securities and Exchange Commission or in its most recent officer’s certificate delivered pursuant to Section 6.01(c), provided that the components of the numerator and denominator of such ratio are computed in each such filing or certificate in the same manner as computed in the Company’s Form 10-K Annual Report for the period ended May 30, 2010. For purposes of computing this ratio, earnings represent earnings before income taxes and after-tax earnings of joint ventures, distributed income of equity investees, fixed charges, and amortization of capitalized interest, net of interest capitalized. Fixed charges represent gross interest expense (excluding interest on taxes) and subsidiary preferred distributions to noncontrolling interest holders, plus one-third (the proportion deemed representative of the interest factor) of rent expense.

(b) Section 3.07 of the Agreement is amended in its entirety to read as follows:

Section 3.07. Defaulting Banks; Substitution of Banks. (a) Upon (x) the receipt by the Company from any Bank of a notice of illegality with respect to Offshore Rate Loans pursuant to Section 3.02, or (y) the receipt by the Company from any Bank of a claim for additional amounts or compensation pursuant to Section 3.01 or Section 3.03, the Company may: (i) request one or more of the other Banks to acquire and assume all or part of such Bank’s Loans and Revolving Commitment (but no other Bank shall be required to do so); or (ii) designate a replacement bank meeting the qualifications of an Eligible Assignee. Any such transfer under clause (i) or (ii) shall be subject to the provisions of Sections 3.04 and 10.08 hereof.

(b) If any Bank becomes a Defaulting Bank, the Company may, with the consent of the Administrative Agent:

(i) provided that no Default or Event of Default has occurred and is continuing, terminate the Revolving Commitment of such Bank and, in connection therewith, prepay the outstanding Loans of such Bank in full, together with accrued interest thereon and any other amounts payable hereunder for the account of such Bank; or

(ii) designate a replacement bank meeting the qualifications of an Eligible Assignee.

Any prepayment under clause (i) shall be subject to the provisions of Section 3.04 hereof, and any transfer under clause (ii) shall be subject to the provisions of Sections 3.04 and 10.08 hereof.

(c) If any Bank becomes a Defaulting Bank, then the following additional provisions shall apply for so long as such Bank is a Defaulting Bank with a Revolving Commitment hereunder:

(i) fees shall cease to accrue on the unfunded portion (if any) of such Defaulting Bank’s Credit Exposure pursuant to subsection 2.09(a); and

(ii) no Issuing Bank shall be required to issue (including any renewal or extension), amend or increase any Letter of Credit, unless the Issuing Bank shall have entered into arrangements with the Company or such Defaulting Bank, satisfactory to the Issuing Bank, to defease any risk to it in respect of such Defaulting Bank hereunder.

(c) Subsection 5.07(b) of the Agreement is amended in its entirety to read as follows:

(b) The Company and each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan.

(d) The last sentence of Section 5.10 of the Agreement is amended to read as follows:

Except for such taxes, assessments, fees and other governmental charges which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, there is no tax, assessment, fee or other governmental charge against the Company or any of its Subsidiaries which, if sustained, would have a Material Adverse Effect.

(e) The last sentence of Section 5.13 of the Agreement is amended to read as follows:

Except as disclosed by the Company in writing from time to time to the Administrative Agent and the Banks, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

(f) Section 5.14 of the Agreement is amended in its entirety to read as follows:

Section 5.14. Financial Information. The consolidated balance sheet of the Company as of May 30, 2010 and the related consolidated statements of earnings, stockholders’ equity and cash flows for the fiscal year then ended, reported on by KPMG LLP, and included in the Company’s Form 10 K for such fiscal year, fairly present, in conformity with GAAP, the consolidated financial position of the Company as of such date and its consolidated results of operations and cash flows for such fiscal year.

(g) Subsection 6.01(a) of the Agreement is amended by deleting the reference to “applied on a basis consistent with prior years” in that subsection.

(h) Subsection 6.03(c) of the Agreement is amended in its entirety to read as follows:

(c) of the commencement of, or any material adverse development in, any litigation or proceeding affecting the Company or any Subsidiary (i) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

(i) Subsection 6.03(d) of the Agreement is amended in its entirety to read as follows:

(d) upon, but in no event later than 30 days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any of its Subsidiaries or any of their respective Properties pursuant to any applicable Environmental Laws which would reasonably be expected to have a Material Adverse Effect, (ii) any other Environmental Claim which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws and which restrictions could reasonably be expected to have a Material Adverse Effect;

(j) Clause (ii) of subsection 6.03(e) of the Agreement is amended by deleting the reference to “results in an increase in unfunded liabilities of $50,000,000 or more, or” in that clause.

(k) Subsection 6.07(b) of the Agreement is amended by deleting the reference to “, that may reasonably, individually or in the aggregate, result in liability in excess of $100,000,000” in that subsection.

(l) Subsection 7.01(l) of the Agreement is amended in its entirety to read as follows:

(l) other Liens on Property (including Liens in excess of the amounts permitted by clauses (a) through (k) hereof), provided that the sum of the aggregate Indebtedness secured by such other Liens (exclusive of Indebtedness secured by Liens permitted by clauses (a) through (k) hereof) shall not exceed an amount equal to five percent (5%) of the Company’s total assets as shown on its consolidated balance sheet for its most recent prior fiscal quarter;

(m) Section 7.02 of the Agreement is amended in its entirety to read as follows:

Section 7.02. Fundamental Changes. The Company shall not (i) consolidate or merge with or into any other Person or (ii) sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), directly or indirectly, all or substantially all of its assets to any other Person; provided that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing any Person may merge into the Company in a transaction in which the Company is the surviving corporation.

(n) The last sentence of Section 7.06 of the Agreement is amended to read as follows:

During the term of this Agreement, the Company shall continue to compute its Ratio of Earnings to Fixed Charges in the same manner as computed in the Company’s Form 10-K Annual Report for the period ended May 30, 2010 and shall continue to report such ratio to the Administrative Agent on a quarterly basis concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b).

(o) The Agreement is amended by adding the following new Section 10.20 of the Agreement:

Section 10.20. No Fiduciary Duty. Each Agent, each Bank and their respective Affiliates (each, a “Bank Party”) may have economic interests that conflict with those of the Company. The Company agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Banks Parties and the Company, its stockholders or Affiliates. The Company acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Bank Parties, on the one hand, and the Company, on the other hand, (ii) in connection therewith and with the process leading to such transactions, each Bank Party is acting solely as a principal and not the agent or fiduciary of the Company, its management, stockholders, creditors or any other person, (iii) no Bank Party has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or in any other Loan Document or the process leading thereto (irrespective of whether any Bank Party or any of its Affiliates has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in the Loan Documents and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Company agrees that it will not claim that any Bank Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, its stockholder or Affiliates, in connection with such transactions or the process leading thereto.

SECTION 3 . Representations of Company. The Company represents and warrants that (i) the representations and warranties of the Company set forth in Article 5 of the Agreement will be true on and as of the Amendment Effective Date and (ii) no Default or Event of Default will have occurred and be continuing on such date.

SECTION 4 . Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5 . Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 6 . Effectiveness. This Amendment shall become effective as of the date hereof on the date (“Amendment Effective Date”) when the Agent shall have received from each of the Company and the Majority Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

GENERAL MILLS, INC.
By: /s/Kofi A. Bruce
Name: Kofi A. Bruce
Title: Vice President, Treasurer
JPMORGAN CHASE BANK, N.A.
as Administrative Agent and as a Bank
By: /s/Tony Yung
Name: Tony Yung
Title: Vice President

BANK OF AMERICA, N.A.
By: /s/David L. Catherall
Name: David L. Catherall
Title: Senior Vice President

CITIBANK, N.A.
By: /s/Shannon Sweeney
Name: Shannon Sweeney
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By: /s/Victor Pierzchalski
Name: Victor Pierzchalski
Title: Authorized Signatory

BARCLAYS BANK PLC
By: /s/Ritam Bhalla
Name: Ritam Bhalla
Title: Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
(FKA CREDIT SUISSE, CAYMAN
ISLANDS BRANCH)
By: /s/Karl Studer
Name: Karl Studer
Title: Director

By: /s/Daniel Wiget
Name: Daniel Wiget
Title: Assistant Vice President

GOLDMAN SACHS BANK USA
By: /s/Lauren Day
Name: Lauren Day
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A.

By: /s/Agata Marczak
Name: Agata Marczak
Title: Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION
By: /s/Ludmila Yakovlev
Name: Ludmila Yakovlev
Title: Assistant Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION
By: /s/Allison Gelfman
Name: Allison Gelfman
Title: Managing Director

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK
By: /s/Joseph Philbin
Name: Joseph Philbin
Title: Director

By: /s/Matthias Guillet
Name: Matthias Guillet
Title: Director

THE BANK OF NEW YORK MELLON
By: /s/John T. Smathers
Name: John T. Smathers
Title: First Vice President

NATIONAL AUSTRALIA BANK, LTD.

ABN – 12-004-044-937
By: /s/Courtney A. Cloe
Name: Courtney A. Cloe
Title: Director

SOCIETE GENERALE
By: /s/Milissa A. Goeden
Name: Milissa A. Goeden
Title: Director

TORONTO DOMINION (TEXAS) LLC
By: /s/Bebi Yasin
Name: Bebi Yasin
Title: Authorized Signatory

AUSTRALIA & NEW ZEALAND BANKING GROUP LIMITED
By: /s/John W. Wade
Name: John W. Wade
Title: Deputy General Manager Head of Operations and Infrastructure